November 30, 2015

Northstar Healthcare Acquisitions, L.L.C.
11700 Katy Freeway, Ste. 300
Houston, TX 77079
Attention: Matt Maruca

Re:	Conditional Waiver

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of March 31, 2015 (as amended, restated, amended and restated, extended, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among NORTHSTAR HEALTHCARE ACQUISITIONS, L.L.C., a Delaware limited liability company (“Borrower”), the other Credit Parties party thereto, the financial institutions party thereto from time to time (collectively, the “Lenders” and individually, each a “Lender”), and HEALTHCARE FINANCIAL SOLUTIONS, LLC, a Delaware limited liability company (as the successor in interest to GENERAL ELECTRIC CAPITAL CORPORATION), as administrative agent for the Lenders (in such capacity, the “Agent”), and as a Lender and Swingline Lender. All capitalized terms used in this letter (this “Waiver Letter”) and not otherwise defined herein shall have the respective meanings given such terms in the Credit Agreement.

Agent and the Lenders have been made aware that certain Events of Default have occurred and are continuing under subsection 7.1(c) of the Credit Agreement as a result of the Borrowers’ failure to deliver to Agent statements of cash flows for the Credit Parties as set forth in subsection 4.1(b) of the Credit Agreement for Fiscal Quarters ending June 30, 2015 and September 30, 2015 in contravention of subsection 4.1(b) of the Credit Agreement (the “Specified Event of Default”).

In consideration of the premises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent and the undersigned Lenders hereby waive the Specified Event of Default; provided, however, that the Borrower shall deliver to Agent, each in form and substance reasonably satisfactory to Agent, (i) capital expenditure and depreciation and amortization figures for the Credit Parties in accordance with, and within the deadlines prescribed by, subsection 4.2(b) of the Credit Agreement in form and substance reasonably satisfactory to Agent and (ii) on or before December 31, 2015, a Joinder Agreement with respect to each of Central Medical Solutions LLC and Perimeter Road Surgical Hospital, LLC, together with each other document, instrument and agreement related thereto as required pursuant to the Credit Agreement (including, but not limited to subsection 3.19, subsection 4.13(b), and subsection 5.4(m) (other than delivery of the certificate referenced in subsection 5.4(m)(v) of the Credit Agreement, which is hereby waived by Agent)) or as otherwise requested by Agent in its reasonable discretion (collectively with the requirements set forth in the foregoing clause (i), the “Conditional Waiver Requirements”); provided further, that if the Borrower fails to satisfy the Conditional Waiver Requirements, then the conditional waiver set forth herein shall automatically and without further action be rendered null and void and the Specified Events of Default shall be reinstated ab initio, it being expressly agreed that the effect of such nullification and reinstatement will be to permit the Agent and Lenders, in their sole discretion, to exercise any and all of their rights and remedies as if the waiver set forth herein never occurred.

Except for the conditional waiver expressly set forth herein, the Credit Agreement and each of the other Loan Documents shall remain unchanged and in full force and effect. Nothing in this Waiver Letter shall be deemed to permanently modify the provisions of the Credit Agreement or any other Loan Document through course of conduct, course of dealing or otherwise.

This Waiver Letter shall not become effective until signed by Agent and the Required Lenders and accepted and agreed to in writing by the Borrower. This Waiver Letter is a Loan Document and contains the complete and entire understanding of the parties with respect to the subject matters hereof. By signing below, the Borrower acknowledges and agrees that the failure by the Borrower or any other Credit Party to comply or ensure compliance by the other Credit Parties with any term or provision of this Waiver Letter shall constitute an Event of Default under the Credit Agreement.

THIS WAIVER LETTER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. This Waiver Letter may be executed in identical counterparts, each of which shall constitute an original.

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Very truly yours,

HEALTHCARE FINANCIAL SOLUTIONS, LLC,
as Agent, Lender and Swingline Lender

By:	/s/ R. Hanes Whiteley
Name: R. Hanes Whiteley
Title: Its Duly Authorized Signatory

NORTHSTAR HEALTHCARE ACQUISITIONS, L.L.C.
CONDITIONAL WAIVER LETTER
SIGNATURE PAGE

ACCEPTED AND AGREED:

BORROWER:

NORTHSTAR HEALTHCARE ACQUISITIONS,
L.L.C.

By:	/s/ Kenneth Klein
Name:	Kenneth Klein
Title:	Chief Financial Officer

NORTHSTAR HEALTHCARE ACQUISITIONS, L.L.C.
CONDITIONAL WAIVER LETTER
SIGNATURE PAGE